As filed with the Securities and Exchange Commission on June 26, 2012

Registration No. 333-65817

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	13-5267260 (I.R.S. Employer Identification Number)

Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697 (Address of Principal Executive Offices) (Zip Code)
NL Industries, Inc. 1998 Long-Term Incentive Plan (Full title of the plan)
A. Andrew R. Louis
Vice President, Secretary and Associate General Counsel
NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240-2697
(972) 233-1700
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION

The registrant’s board of directors terminated the NL Industries, Inc. 1998 Long-Term Incentive Plan (the “Plan”) effective June 15, 2012.  Accordingly, the registrant hereby deregisters any and all shares of the registrant’s common stock, par value $0.125 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on June 26, 2012.

NL Industries, Inc.

By:          /s/ A. Andrew R. Louis
A. Andrew R. Louis
Vice President and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Harold C. Simmons	Chairman of the Board and	June 26, 2012
Harold C. Simmons	Chief Executive Officer (Principal Executive Officer)

/s/ Gregory M. Swalwell	Vice President, Finance and	June 26, 2012
Gregory M. Swalwell	Chief Financial Officer (Principal Financial Officer)

/s/ Tim C. Hafer	Vice President and Controller	June 26, 2012
Tim C. Hafer	(Principal Accounting Officer)

/s/ Glenn R. Simmons	Director	June 26, 2012
Glenn R. Simmons

/s/Cecil H. Moore, Jr.	Director	June 26, 2012
Cecil H. Moore, Jr.

/s/ Thomas P. Stafford	Director	June 26, 2012
Thomas P. Stafford

/s/ Steven L. Watson	Director	June 26, 2012
Steven L. Watson

/s/ Terry N. Worrell	Director	June 26, 2012
Terry N. Worrell